Registration No. 333-
As filed with the U.S. Securities and Exchange Commission on March 21, 2025
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MongoDB, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-1463205
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1633 Broadway, 38th Floor
New York, NY 10019
(Address of principal executive offices) (Zip code)
MongoDB, Inc. 2016 Equity Incentive Plan
MongoDB, Inc. 2017 Employee Stock Purchase Plan
(Full titles of the plans)
_____________________________________
Dev Ittycheria
President and Chief Executive Officer
MongoDB, Inc.
1633 Broadway, 38th Floor
New York, NY 10019
646-727-4092
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:
Nicole Brookshire
Davis Polk & Wardwell LLP
450 Lexington Ave
New York, NY 10017
(212) 450-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, MongoDB, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the “Commission”) to register (1) 4,023,391 additional shares of its Class A common stock, par value $0.001 per share (the "Common Stock"), under the MongoDB, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), which include shares of Common Stock pursuant to the provisions of the 2016 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2016 Plan on February 1, 2025 and (2) 804,678 additional shares of Common Stock under the MongoDB, Inc. 2017 Employee Stock Purchase Plan (the "2017 ESPP"), pursuant to the provisions of the 2017 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2017 ESPP on February 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
a.The contents of the Registrant’s Registration Statements on Form S-8 (File No. 333-221028, 333-224058, 333-230661, 333-237570, 333-254592, 333-263701, 333-270654 and 333-277993), filed with the Commission on October 20, 2017, March 30, 2018, April 1, 2019, April 3, 2020, March 22, 2021, March 18, 2022, March 17, 2023, and March 15, 2024 respectively.
b.The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the Commission on March 21, 2025 (the "Annual Report").
c.All other reports of the Registrant filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (b) above (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items).
d.The description of the Common Stock, which is contained in a registration statement on Form 8-A filed on October 10, 2017 (File No. 001-38240) under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.
e.All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	8-K	001-38240	3.1	October 25, 2017
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect	8-K	001-38240	3.1	November 20, 2024
4.3	Form of Class A common stock certificate of the Registrant	S-1/A	333-220557	4.1	October 6, 2017
4.4	Certificate of Retirement	8-K	001-38240	3.1	June 16, 2020
4.5	Description of Registered Securities	10-K	001-38240	4.4	March 15, 2024
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Form S-8)
99.1	Amended and Restated 2016 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice and Restricted Stock Unit Award Agreement thereunder	S-1/A	333-220557	10.2	October 6, 2017
99.2	2017 Employee Stock Purchase Plan	S-1/A	333-220557	10.4	October 6, 2017
107*	Filing Fee Table

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 20th day of March, 2025.

MONGODB, INC.

By:	/s/ Dev Ittycheria
Name:	Dev Ittycheria
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dev Ittycheria and Srdjan Tanjga, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Dev Ittycheria	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2025
Dev Ittycheria
/s/Srdjan Tanjga	Interim Chief Financial Officer (Principal Financial Officer)	March 20, 2025
Srdjan Tanjga
/s/Thomas Bull	Chief Accounting Officer (Principal Accounting Officer)	March 20, 2025
Thomas Bull
/s/Tom Killalea	Director	March 20, 2025
Tom Killalea
/s/Archana Agrawal	Director	March 20, 2025
Archana Agrawal
/s/Roelof Botha	Director	March 20, 2025
Roelof Botha
/s/Hope Cochran	Director	March 20, 2025
Hope Cochran
/s/Francisco D'Souza	Director	March 20, 2025
Francisco D’Souza
/s/Charles M. Hazard, Jr.	Director	March 20, 2025
Charles M. Hazard, Jr.
/s/Ann Lewnes	Director	March 20, 2025
Ann Lewnes
/s/Dwight Merriman	Director	March 20, 2025
Dwight Merriman